Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2003 Incentive Award Plan of Gen-Probe Incorporated of our reports dated November 23, 2011, with respect to the consolidated financial statements of Hologic, Inc. and the effectiveness of internal control over financial reporting of Hologic, Inc. included in its Annual Report (Form 10-K) for the year ended September 24, 2011 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

August 1, 2012